                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   GOLDEN STATE VINTNERS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               SEPTEMBER 28, 2000

                                     [LOGO]

                          GOLDEN STATE VINTNERS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                          GOLDEN STATE VINTNERS, INC.

                        TO BE HELD ON NOVEMBER 15, 2000

TO ALL STOCKHOLDERS:

    It is with great pleasure that we invite you to the Annual Meeting of Stockholders of Golden State Vintners, Inc., which will be held at 9:00 a.m., Pacific time, on Wednesday, November 15, 2000, at the offices of Golden State Vintners' at 607 Airpark Road, Napa, California, for the following purposes:

    1.  Election of directors for the ensuing year.

    2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

    3. Consideration and action on any other matter properly brought before the meeting.

    Stockholders of record as of the close of business on September 25, 2000, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

    You are requested to date, complete and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to return it promptly in the envelope provided. Even if you return this proxy, and you later decide to attend the Annual Meeting, you may vote your shares in person by completing a ballot or proxy at the meeting.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Jeffrey J. Brown
                                          Chairman of the Board

Napa, California
September 28, 2000

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

                          GOLDEN STATE VINTNERS, INC.

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 15, 2000

                            ------------------------

                    INFORMATION CONCERNING THE SOLICITATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Golden State Vintners, Inc., a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m., Pacific time, on Wednesday, November 15, 2000, at the Company's offices at 607 Airpark Road, Napa, California and any adjournments thereof (the "Meeting").

    Holders of the Company's Class A Common Stock and Class B Common Stock (collectively the "Common Stock") of record as of the close of business on September 25, 2000, the record date fixed by the Board, will be entitled to notice of, and to vote at, the Meeting. As of the record date, 4,342,528 shares of Class A Common Stock and 5,155,733 shares of Class B Common Stock were issued and outstanding. Holders of Class A Common Stock are entitled to cast ten votes for each share held of record by them, or a total of 43,425,280 votes, on each proposal submitted to a vote at the Meeting. Holders of Class B Common Stock are entitled to cast one vote for each share held of record by them, or a total of 5,155,733 votes, on each proposal submitted to a vote at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Company at the address set forth above at any time before it is exercised, or
(ii) voting in person at the Meeting.

    The Company's Secretary and President were appointed by the Board as the persons to receive and vote the proxies at the Meeting. All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board by so marking the proxy in the space provided thereon. Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the choice specified. If no choice is specified, the proxy will be voted as follows:

    Proxy Item No. 1. FOR election of management's proposed slate of directors, as set forth herein.

    Proxy Item No. 2. FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year ending June 30, 2001.

    The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, including any proposal to adjourn the Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

    An Annual Report to Stockholders on Form 10-K, containing financial statements for the fiscal year ended June 30, 2000 is being delivered with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement, Annual Report and the form of proxy were first mailed to stockholders on or about October 10, 2000.

                               VOTING PROCEDURES

    The presence, in person or by proxy, of at least a majority of the outstanding shares each class of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or votes withheld by brokers in the absence of instructions from street-name holders ("broker non-votes") will be counted as present for purposes of determining the presence or absence of a quorum for the Meeting. Abstentions will be counted towards the tabulation of votes cast on proxy items submitted to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proxy item has been approved.

HOW CAN YOU VOTE

    Stockholders of record can give a proxy to be voted at the Meeting either
(i) over the telephone by calling a toll-free number, (ii) electronically, using the Internet, or (iii) by mail.

    The telephone and Internet voting procedures are designed to authenticate each stockholder's identity, to permit voting and to confirm that such votes are recorded accurately. Any stockholder of record who wishes to vote by telephone or the Internet should refer to the specific instructions set forth on the enclosed proxy card. Stockholders who prefer to vote by mail should return a signed proxy card to the Company before the Meeting.

    Whether voting by telephone, the Internet or by mail, stockholders may specify whether shares should be voted for all, some, or none of the nominees for director (Proxy Item No. 1) and approve, disapprove, or abstain from the ratification of the Company's independent auditors (Proxy Item No. 2).

    On all matters, the holders of Class A Common Stock and the holders of Class B Common Stock vote together as a single class, with each Class A share entitled to ten votes, or a total of 43,425,280 Class A votes, and each Class B share entitled to one vote, or a total of 5,155,733 Class B votes.

    All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting as specified in such proxies. A stockholder submitting a proxy may revoke it at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing of such revocation, by properly executing a later-dated proxy, or by voting in person at the Meeting.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

    Management is proposing and supports re-election of all eight of the nominees named herein.

    All of the nominees for election are currently members of the Company's
Board.

    At the Meeting, directors will be elected to serve until the 2001 Annual Meeting or until their successors have been duly elected and qualified. Each nominee has consented to be named in this Proxy Statement and has consented to serve as a director if so elected and qualified. The Company has no reason to believe that any of the nominees will not be available to serve; if, however, any nominee should for any reason become unable or unwilling to serve, the Company's Bylaws permit the Board may vote to fix the number of directors at a lesser number, but not less than six (6), or direct that the shares represented by proxies received by the Company be voted for the election of such person as the Board may recommend, in place of the unavailable nominee.

DIRECTOR-NOMINEES

NAME                        AGE      POSITION
----                        ---      --------
Jeffrey J.                   39      Chairman of the Board of Directors, Assistant
  Brown(1)(2)...........               Secretary and Director
Jeffrey B. O'Neill......     44      Chief Executive Officer and Director
Nicholas B.                  55      Director
  Binkley(2)............
Greg J. Forrest.........     53      Director
Keith R. Fox(2).........     46      Director
W. Scott Hedrick(1).....     55      Director
Peter W. Mullin(1)......     59      Director
Douglas R. Wolter.......     33      Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    JEFFREY J. BROWN has been a director of the Company since April 1995 and has served as Chairman of the Board and Assistant Secretary since October 1996. Since June 1993, Mr. Brown has been an executive officer and director of Forrest Binkley & Brown Venture Co. ("Venture Co."), the general partner of Forrest Binkley & Brown L.P. ("FBB") and the managing partner of SBIC Partners. Prior to the formation of FBB in June 1993, Mr. Brown was a Senior Vice President of BankAmerica Venture Capital Corporation, a position he held from April 1992 to May 1993. He currently serves on the Board of Directors of Stamps.com Inc. as well as a number of private companies.

    JEFFREY B. O'NEILL has been a director of the Company since April 1995 and has served as the Company's Chief Executive Officer since January 2000. From October 1996 to January 2000, Mr. O'Neill served as President and Chief Executive Officer. From July to October of 1996, Mr. O'Neill served as Executive Vice President of the Company. Mr. O'Neill joined the predecessor to the Company in 1981 as a grape buyer and has held a number of executive positions with the Company's predecessor entities, including as the President and Chief Executive Officer of Golden State Vintners since 1996. He currently serves on the Board of Directors of several leading agricultural concerns, including Fresh
Express Inc.

    NICHOLAS B. BINKLEY has been a director of the Company since October 1996. Since June 1993, Mr. Binkley has been an executive officer and director of Venture Co. Prior to the formation of FBB, Mr. Binkley was Vice Chairman of the board of directors of BankAmerica Corporation, a position he held from April 1992 through May 1993. He currently serves on the board of directors of Vista Medical Technologies, Inc., a medical device company, as well as a number of private companies.

    GREG J. FORREST has been a director of the Company since May 1998. Since June 1993, Mr. Forrest has been an executive officer and director of Venture Co. Prior to the formation of FBB, Mr. Forrest was Chief Executive Officer of BankAmerica Venture Capital Corporation, a position he held from April 1992 to May 1993. Mr. Forrest currently serves on the boards of directors of a number of private companies.

    KEITH R. FOX has been a director of the Company since April 1995. Since February 1994, Mr. Fox has been an executive officer of Exeter Venture Advisors, Inc., Exeter Equity Advisors, Inc. and Exeter Venture Management Corporation. Mr. Fox serves on the boards of directors of a number of private companies and is a non-interested director of more than 20 mutual funds sponsored by Scudder Kemper Investments, Inc.

    W. SCOTT HEDRICK has been a director of the Company since April 1998. Since 1979, Mr. Hedrick has served as a general partner of InterWest Partners, a venture capital firm that he co-founded. Mr. Hedrick also serves on the boards of directors of Il Fornaio (America) Corporation and Office Depot, Inc., as well as a number of private companies.

    PETER W. MULLIN has been a director of the Company since April 1998. Since 1969, Mr. Mullin has served as Chief Executive Officer and Chairman of the Board of Directors of Mullin Consulting, Inc., a consulting firm specializing in executive compensation and benefit issues. Mr. Mullin serves on the boards of directors of Avery Dennison Corporation, Mrs. Fields' Original Cookies, Inc. and Mellon Financial Group--West Coast, as well as several private companies and foundations.

    DOUGLAS R. WOLTER has been a director of the Company October 1996. He currently is a partner at Forrest Binkley & Brown Venture Advisor Co. ("Advisor Co."), an affiliate of FBB. Previously, Mr. Wolter had been a principal at Advisor Co. since August 1994.

RECOMMENDATION

    The Board of Directors recommend a vote "For" Management's nominees.

VOTE REQUIRED

    The nominees receiving a plurality of the affirmative votes of the shares entitled to be voted shall be elected as directors.

OTHER EXECUTIVE OFFICERS

    The executive officers and key employees of the Company are as follows:

NAME                       AGE      POSITION
----                     --------   --------
Jeffrey B. O'Neill.....     44      Chief Executive Officer and Director
Mark A. Larson.........     52      President and Chief Operating Officer
Brian R. Thompson......     49      Chief Financial Officer and Secretary
Michael B. Drobnick....     44      Vice President, Bulk Sales
Jeffrey L. Dye.........     46      Vice President, Case Goods
Jon M. Powell..........     44      Vice President, Operations
Donald L. Stanley......     63      General Manager, Reedley and Director of Wine
                                      Grape Procurement
Robert Darby...........     59      Plant Manager, Fresno

    BRIAN R. THOMPSON joined the Company in November 1995 as Chief Financial Officer and Secretary. From 1988 to November 1995, Mr. Thompson served in a number of executive positions, including Executive Vice President and Chief Financial Officer of Sun World International, Inc., a proprietary produce company, which filed a petition under Federal bankruptcy laws in October 1994.

    MARK A. LARSON has served as the Company's President and Chief Operating Officer since January 2000. Mr. Larson brings 28 years of senior level management experience to GSV, most recently having served as President and Chief Executive Officer of UDV North America-West, a distilled spirits and wines manufacturer and marketer. Previously, Mr. Larson held various senior level management positions with various companies including Carlson Companies, Inc. and Leaf, Inc.

    MICHAEL B. DROBNICK joined the Company in 1985 and has served as Vice President, Bulk Sales since January 1996. Prior to joining the Company, Mr. Drobnick held various sales management positions with different wine distributors.

    JEFFREY L. DYE has served as Vice President, Case Goods of GSV since November 1992. Prior to joining the Company, Mr. Dye served in various executive positions for several wineries and wine distributors.


    JON M. POWELL joined the Company in July 2000 as Vice President, Operations. Mr. Powell has general management responsibility for the Company's five California production facilities. Mr. Powell's prior experience includes seven years as Production Manager at Sutter Home Winery and twelve years in various production management roles at E&J Gallo Winery, the Seagram Company and the winery operations at Anheuser-Busch.


    Officers serve at the discretion of the Board. Mr. O'Neill is married to the sister of Mr. Drobnick. There are no other family relationships among any of the directors or executive officers of the Company.

COMMITTEES

    The Board has established an Audit Committee and a Compensation Committee.

    COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board with respect to the Company's general and specific compensation policies and administers the Company's 1996 Stock Option Plan and the 1998 Director Stock Option Plan.

    For the 2000 fiscal year, the Compensation Committee consisted of Messrs. Brown, Mullin and Hedrick and met once.

    AUDIT COMMITTEE. The Audit Committee reviews the results and scope of the annual audit and the services provided by the Company's independent auditors.

    For the 2000 fiscal year, the Audit Committee consisted of Messrs. Binkley, Brown and Fox. During the Company's 2000 fiscal year, the Audit Committee met twice.

    In accordance with new rules adopted by the National Association of Securities Dealers, Inc.,(1) at a regular meeting on February 29, 2000, the Board adopted a formal audit committee charter which, among other things, specifies:

    (1) the scope and objectives of the Audit Committee's responsibilities and the processes by which they will be fulfilled; and

    (2) the Audit Committee's responsibility to oversee the Company's financial reporting, to review the effectiveness and scope of the Company's audits, to review the objectivity and independence of the Company's auditors and to review annually any related party transactions between members of the Board, officers and the Company.

    The foregoing summary is qualified in its entirety by the complete text of the Audit Committee Charter adopted by the Board which is attached as EXHIBIT A to the Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the Company's fiscal 2000, Messrs. Brown, Mullin and Hedrick served on the Company's Compensation Committee. Mr. Brown is an executive officer and director of Venture Co., the general partner of FBB. The Company has agreed to compensate FBB for management services to be provided to the Company as described in more detail below under the caption "Certain Relationships and Related Transactions."

    No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity which has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

------------------------

(1) Self-Regulatory Organizations; Order Appraising Proposed Rule Change by the National Association of Securities Dealers, Inc. Amending its Audit Committee Requirements, Sec. Release No. 34-42231 (file No. SR-NASD-99-48).

BOARD MEETINGS AND COMPENSATION

    The Board met four times during the Company's 2000 fiscal year. Each director attended at least 75% of the aggregate of those meetings.

    Through the Company's 1999 fiscal year, the Company paid those directors who were directors at the beginning of the fiscal year, other than Mr. O'Neill, $12,500 per year, plus full reimbursement for certain out-of-pocket expenses incurred in connection with attendance at board and committee meetings. For the Company's 2000 fiscal year, each of the Company's outside Directors received a director's fee of $12,500, plus reimbursement for certain out-of-pocket expenses.

    In April 1998, options were granted to all of the then-current outside Directors to purchase 74,975 shares of Class B Common Stock at an exercise price of $12.08 under the 1998 Director Stock Option Plan. In September 1999, options to purchase 14,993 shares of Class B Common Stock that had been granted to John McDonald were canceled upon Mr. McDonald's resignation from the Board. See "Certain Relationships and Related Transactions."

    Under the 1998 Director Stock Option Plan, each of the Company's non-employee directors receives annual options to purchase 10,005 shares of the Company's Class B Common Stock at an exercise price up and to the closing NASDAQ sale price on the date of the grant. The annual options are typically made on May 1 of each year, beginning in 1999. Each non-employee director has received options for 1999 and 2000.

    In October 1996, and as amended in May 1997, an affiliate of Messrs. Brown, Binkley, Wolter and Forrest entered into a management agreement with the Company, which calls for the annual payment of $125,000 to such affiliate for management services rendered to the Company. See "Certain Relationships and Related Transactions."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of September 25, 2000 respecting the beneficial ownership of the Class A Common Stock and the Class B Common Stock, the Company's only classes of voting securities, by (i) all persons known by the Company to own more than five percent of either the Class A Common Stock or the Class B Common Stock, (ii) each director, director-nominee, and the "Named Executive Officers" and (iii) all directors and executive officers as a group.

    Except as may be noted in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                                SHARES BENEFICIALLY OWNED
                                                           --------------------------------------------------------------------
                                                                                                                  PERCENTAGE OF
                                                           NUMBER OF    PERCENTAGE OF   NUMBER OF    PERCENT OF      SHARES
                                                            CLASS A        CLASS A       CLASS B      CLASS B     BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNERS                        SHARES        SHARES         SHARES       SHARES       OWNED(1)
-------------------------------------                      ----------   -------------   ----------   ----------   -------------
SBIC Partners, L.P ......................................  3,000,000          64.3%            --         --          31.6%
  201 Main Street, Suite 2302
  Fort Worth, TX 76102

Jeffrey B. O'Neill ......................................  1,227,701(2)       26.3%       673,729(3)    13.1%         20.0%
  607 Airpark Road
  Napa, CA 94558

Scott J. Seligman Revocable Living Trust ................         --            --        733,500       14.2%          7.7%
  One Towne Square, Suite 1913
  Southfield, MI 48076

John Hancock Financial Services, Inc. ...................         --            --        658,595       12.8%          6.9%
  P.O. Box 111
  Boston, MA 02117

FMR Corp ................................................         --            --        443,600        8.6%          4.7%
  82 Devonshire Street
  Boston, MA 02109

R. Michael Holloway, Trustee ............................         --            --        426,900        8.3%          4.5%
  201 Main Street, Suite 3300
  Fort Worth, TX 76102

State Street Research & Management Company ..............         --            --        389,200        7.6%          4.1%
  One Financial Center, 30th Floor
  Boston, MA 02111

Wellington Management Company, LLP ......................         --            --        364,500        7.1%          3.8%
  75 State Street
  Boston, MA 02109

Exeter(4) ...............................................    435,757           9.4%            --         --           4.6%
  10 East 53rd Street
  New York, NY 10022

Jeffrey J. Brown(5)(6)...................................         --            --          7,499          *             *

Nicholas B. Binkley(5)(6)................................         --            --          7,499          *             *

Douglas R. Wolter(5)(6)..................................         --            --          7,499          *             *

Keith R. Fox(4)(6).......................................         --            --          7,499          *             *

W. Scott Hedrick(7)......................................         --            --         41,993          *             *

Peter W. Mullin(8).......................................         --            --         59,965        1.2%            *

Greg J. Forrest(5).......................................         --            --             --         --             *

Brian R. Thompson(9).....................................         --            --        144,999        2.8%          1.5%

                                                                                SHARES BENEFICIALLY OWNED
                                                           --------------------------------------------------------------------
                                                                                                                  PERCENTAGE OF
                                                           NUMBER OF    PERCENTAGE OF   NUMBER OF    PERCENT OF      SHARES
                                                            CLASS A        CLASS A       CLASS B      CLASS B     BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNERS                        SHARES        SHARES         SHARES       SHARES       OWNED(1)
-------------------------------------                      ----------   -------------   ----------   ----------   -------------
Jeffrey L. Dye(10).......................................         --            --         13,050          *             *

Michael B. Drobnick(10)..................................         --            --         13,050          *             *

All Directors and Named Executive Officers                 4,663,458           100%       976,782       18.9%         58.1%
  as a group (11 persons)(11)............................

------------------------------

* Represents beneficial ownership of less than 1% of the outstanding voting power of all shares of Common Stock.

 (1) Percent ownership is based on 9,498,261 shares of Common Stock outstanding, and does not take into account the relative voting power of shares of Class A Common Stock (ten votes per share) and Class B Common Stock (one vote per share).

 (2) Includes 906,771 shares of Class A Common Stock owned by Mr. O'Neill and 320,930 shares of Class A Common Stock issuable upon exercise of stock options exercisable within sixty days of September 28, 2000.

 (3) Includes 24,381 shares of Class B Common Stock owned by Mr. O'Neill and 649,348 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of September 28, 2000.

 (4) Keith R. Fox, a director of the Company, is an executive officer of Exeter Equity Advisors, Inc., which is the general partner of Exeter Equity Advisors, L.P., the general partner of EE Partners. Mr. Fox is also an executive officer of Exeter Venture Advisors, Inc., which is the general partner of EV Lenders, and an executive officer of Exeter Venture Management Corporation, which is an affiliate of EV Partners and EV Lenders. Mr. Fox may be deemed to be a beneficial owner of 435,757 shares held by EE Partners and EV Lenders to the extent of his ratable economic interest in EE Partners and EV Lenders.

 (5) Greg J. Forrest and Nicholas B. Binkley, each a director of the Company, are each executive officers, directors and shareholders of Venture Co. Messrs. Forrest, Binkley and Brown collectively hold all of the outstanding limited partnership interests in FBB. Mr. Wolter is a principal of Advisor Co., an affiliate of each of SBIC Partners, FBB and Venture Co. Each of Messrs. Forrest, Binkley, Brown and Wolter may be deemed to be beneficial owners of 3,000,000 shares held by SBIC Partners to the extent of their ratable economic interests in SBIC Partners.

 (6) Includes 7,499 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 28, 2000.

 (7) Includes 27,000 shares of Class B Common Stock held by Mr. Hedrick and 14,993 shares of Class B Common Stock, issuable upon exercise of stock options exercisable within sixty days of September 28, 2000.

 (8) Includes 44,972 shares of Class B Common Stock held by Mr. Mullin and 14,993 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 28, 2000.

 (9) Includes 29,617 shares of Class B Common Stock held by Mr. Thompson and 115,382 shares of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 28, 2000.

 (10) Includes 13,050 shares of Class B Common Stock issuable upon the exercise of stock options exercisable within sixty days of September 28, 2000.

 (11) Includes shares held by SBIC Partners and Exeter, and 850,812 of Class B Common Stock issuable upon exercise of stock options exercisable within sixty days of September 28, 2000.

VOTING AGREEMENT

    In April 1998, SBIC Partners (a 5% stockholder and affiliate of FBB and Messrs. Forrest, Binkley, Brown and Wolter) and Exeter Equity Partners L.P. and Exeter Venture Lenders L.P. (collectively, "Exeter"; each an affiliate of
Mr. Fox) agreed to certain co-sale rights and rights of first refusal and Mr. O'Neill agreed not to seek to participate in the next registered sale of the Company's Common Stock by SBIC Partners or Exeter. See "Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION

    The following table sets forth for the Company's 1998, 1999 and 2000 fiscal years, a summary of compensation awarded to, earned by, or paid to, the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers who were serving as of June 30, 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                    LONG TERM
                                                                   COMPENSATION
                                       COMPENSATION                 AWARDS(1)
                             --------------------------------      ------------
                                                                    SECURITIES
                              FISCAL                                UNDERLYING          ALL OTHER       TOTAL CASH
NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS         OPTIONS/SARS      COMPENSATION(2)   COMPENSATION
---------------------------  --------   --------   ----------      ------------      ---------------   ------------
Jeffrey B. O'Neill.......      2000     $350,012           --              --            $49,583        $  399,595
  Chief Executive              1999      350,012       30,000(3)           --             37,015           417,027
  Officer(4)                   1998      323,551    9,466,888(5)      649,347(6)          35,757         9,826,198

Mark A. Larson...........      2000      172,312       90,000         237,457             27,133           289,455
  President and Chief
  Operating Officer(4)

Jeffrey L. Dye...........      2000      125,000       45,000              --              1,482           171,482
  Vice President               1999      125,000       90,000              --              4,794           219,794
  Case Goods                   1998      128,946       73,435              --                 --           202,381

Michael B. Drobnick......      2000      140,000       45,000              --              1,545           186,545
  Vice President               1999      140,000       75,000                              2,933           217,933
  Bulk Sales                   1998      144,805       58,435                                 --           203,240

Brian R. Thompson........      2000      190,000           --              --                 --           190,000
  Chief Financial Officer      1999      190,000           --              --                 --           190,000
  and Secretary(7)             1998      191,962    1,445,000(5)      145,000(6)              --         1,636,962


------------------------------

(1) For each of the periods set forth in the table above, no Named Executive Officer received aggregate Other Compensation in excess of the lesser of $50,000 or 10% of the total of such officer's salary and bonus, nor did any such Named Executive Officer receive any restricted stock award, stock appreciation right or payment under any long-term incentive plan.

(2) Consists of disability insurance premiums, moving expenses, and/or car expenses paid by the Company and the proportionate value of Mr. O'Neill's life insurance policy the Company has agreed to assign to Mr. O'Neill's family trust.

(3) Mr. O'Neill's fiscal 1999 bonus represents reimbursement of various expenses incurred by Mr. O'Neill on behalf of the Company.

(4) As of January 1, 2000, Mark A. Larson has been the Company's President and Chief Operating Officer. See "Employment Agreements and Executive Officers."

(5) Bonus as earned by Messrs. O'Neill and Thompson in fiscal 1998 were in connection with the Replacement Incentives issued to them on January 1, 1998. In addition, Mr. O'Neill's fiscal 1998 bonus included a one-time payment of $2.5 million as prepayment of estimated bonuses Mr. O'Neill would have been entitled to for fiscal years 1998, 1999 and 2000 under his previous Management Agreement. Approximately 50% of the after tax proceeds from such bonus amounts were invested by Messrs. O'Neill and Thompson in the Company's Common Stock. See "Certain Relationships and Related Transactions."

(6) The options granted to Messrs. O'Neill and Thompson in fiscal 1998 were made in connection with the Replacement Incentives issued to them on January 1, 1998.

(7) Per Agreement with the Company, Mr. Thompson is entitled to a minimum annual bonus of 40% of base salary. These are unpaid for fiscal 1998, 1999 and 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding stock options granted during the Company's 2000 fiscal year to the Named Executive Officers. No stock appreciation rights were granted to such persons during the Company's 2000 fiscal year.

                                                       INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                      ---------------------------------------------------      VALUE AT ASSUMED
                                       NUMBER OF     % OF TOTAL                              ANNUAL RATES OF STOCK
                                      SECURITIES      OPTIONS      EXERCISE                 PRICE APPRECIATION FOR
                                      UNDERLYING     GRANTED TO     OF BASE                     OPTION TERM(2)
                                        OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------
                                      GRANTED (#)   FISCAL YEAR    ($/SH)(1)      DATE         5%           10%
                                      -----------   ------------   ---------   ----------   ---------   -----------
Mark A. Larson......................    237,457          100%        3.47       12/13/09    $518,045    $1,312,827

------------------------------

(1) The exercise price per share of these options was equal to or greater than the fair market value of the Common Stock on the date of grant.

(2) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

STOCK OPTION EXERCISES IN LAST FISCAL YEAR

    During the Company's fiscal 2000, no stock options were exercised by the Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table sets forth information regarding each exercise of stock options during the Company's 2000 fiscal year, and the number and value of unexercised stock options held by each Named Executive Officer as of the same date. The closing price of the Common Stock on June 30, 2000 was $4.125 per share based on the NASDAQ closing price.

                                                                NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                                  OPTIONS/SARS AT            OPTIONS/SARS AT
                                                                 FISCAL YEAR-END(#)        FISCAL YEAR-END ($)
                                  SHARES          VALUE        ----------------------      --------------------
                                ACQUIRED ON      REALIZED           EXERCISABLE/               EXERCISABLE/
NAME                            EXERCISE(#)        ($)             UNEXERCISABLE              UNEXERCISABLE
----                            -----------      --------      ----------------------      --------------------
Jeffrey B. O'Neill...........          --             --           844,572/167,608             35,092/21,146
Mark A. Larson...............          --             --                --/237,457                --/155,772
Jeffrey L. Dye...............          --             --              13,050/4,350                     --/--
Michael B. Drobnick..........          --             --              13,050/4,350                     --/--
Brian R. Thompson............          --             --                115,382/--                     --/--

KEY MAN LIFE INSURANCE

    The Company, through Golden State Vintners, currently maintains a life insurance policy in the amount of $10 million on the life of Mr. O'Neill. The Company has agreed to assign a $2 million portion of this policy to Mr. O'Neill's family trust.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    From April 27, 1995 until December 31, 1997, Mr. O'Neill served as President and Chief Executive Officer of Golden State Vintners pursuant to an employment agreement dated as of April 27, 1995 (the "Old Agreement"), which provided him with an annual salary of not less than $300,000, subject to annual increases, and an annual bonus based on a sliding scale of EBITDA (as defined in the Old Agreement). Effective as of January 1, 1998, the Company and Mr. O'Neill entered into a new employment agreement

(the "New Employment Agreement"), which provides for Mr. O'Neill to serve as President and Chief Executive Officer of the Company on the terms and subject to the conditions set forth therein. Under the New Employment Agreement, Mr. O'Neill will receive annual compensation of $350,000, a bonus to be paid in the discretion of the Board and the reimbursement of certain expenses. The New Employment Agreement also provides for the payment of severance to Mr. O'Neill equal to two years of his base compensation and for the acceleration of any options then held by Mr. O'Neill if his employment is terminated for certain reasons, including any termination of his employment within six months of a "Change in Control." The New Employment Agreement defines a Change in Control to include the sale by the Company of all or substantially all of its capital stock or assets or the consummation of any transaction or series of related transactions, including any merger, reorganization or recapitalization, in which any person or group acquires beneficial ownership of more than 50% of the outstanding capital stock of the Company. The term of the New Employment Agreement expires June 30, 2001. Upon the hiring of Mark A. Larson (see below), Mr. O'Neill serves as the Company's Chief Executive Officer.


    On December 15, 1999, the Company entered into an employment agreement with Mark A. Larson to serve as President and Chief Operating Officer of the Company (the "Larson Agreement"). The initial term of the Larson Agreement is from January 1, 2000 to December 31, 2000, and will be automatically extended for additional one-year terms unless earlier terminated or superseded. Under the Larson Agreement, Mr. Larson will receive annual base salary of $320,000, an annual incentive bonus, a one-time stock option grant and reimbursement of certain expenses. Mr. Larson's annual incentive bonus will be determined by the Company's Board of Directors and will not exceed sixty percent of his annual base salary, except Mr. Larson is entitled to minimum annual incentive bonus payments of $90,000 on each of June 30, 2000 and December 31, 2000, provided he is employed by the Company on the those dates. The one-time stock option grant entitles Mr. Larson to receive options to purchase 2.5% of the issued and outstanding Class A and Class B Common Stock as of December 31, 1999, excluding all shares reserved for option grants. As of December 31, 1999, a total of 9,498,261 shares of Class A and Class B Common Stock were issued and outstanding, excluding shares reserved for option grants. The options granted to Mr. Larson were granted under the Company's 1996 Stock Option Plan and, therefore, are options to purchase 237,457 shares of the Company's Class B Common Stock at an exercise price equal to the closing sales price of the Company's Class B Common Stock on December 15, 1999, the date of the Larson Agreement, or $3.469 per share. The Company's stockholders approved an amendment to the 1996 Stock Option Plan to reserve additional shares of Class B Common Stock to permit, among other things, issuance of the options contemplated under the Larson Agreement. The Larson Agreement also provides for the payment of severance to Mr. Larson equal to the annual amount of his then base salary plus his annual incentive bonus, pro-rated to the date of termination, and for acceleration of options if his employment is terminated for certain reasons, including termination following a "Change in Control." The Larson Agreement defines a Change in Control to include the merger of the Company with a non-affiliate where the Company is not the surviving corporation and a sale or transfer of all or substantially all the assets of the Company to a non-affiliate of the Company.


    On June 23, 2000, the Company entered into an employment agreement with Jon
M. Powell to serve as Vice President, Operations. The initial term of this agreement is from July 17, 2000 to July 16, 2001 and will be automatically extended for additional one-year terms unless earlier terminated or suspended. Under this agreement, Mr. Powell will receive an annual base salary of $180,000, a one-time stock option grant to purchase 25,000 shares of the Company's
Class B Common Stock based on certain vesting criteria and a monthly car allowance. In addition, Mr. Powell will be eligible to receive an annual incentive bonus targeted at 35% of his base annual salary.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 145 of the Delaware General Corporation Law ("Delaware Law"), the Company can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Certificate of Incorporation provides that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

    In addition, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable for monetary damages for breach of such directors' fiduciary duty of care to the Company and its stockholders except for liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal or state securities or environmental laws.

    At the 1999 Annual Meeting of Stockholders, the Company's stockholders approved a form of indemnification agreement to be entered into between the Company, its directors and, certain of its officers and other agents. The indemnification agreement attempts to provide the Company's directors and certain officers and agents the maximum indemnification allowed under applicable law and under the Company's Certificate of Incorporation. The indemnification agreement expands the scope of indemnification provided by Section 145 of the Delaware Law.

    There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

STOCK OPTION PLANS

    1996 STOCK OPTION PLAN. The Company's 1996 Stock Option Plan became effective in December 1996 upon adoption by the Board and approval of the stockholders. The 1996 Stock Option Plan provides for the grant of options in the form of incentive stock options and nonstatutory stock options to officers, key employees and consultants of the Company or its subsidiaries and members of the Board. A total of 1,031,093 shares of Class B Common Stock and 362,832 shares of Class A Common Stock have been reserved for issuance under the 1996 Stock Option Plan.

    The 1996 Stock Option Plan is administered by a committee appointed by the Board (the "Committee"). The Board may amend the 1996 Stock Option Plan and, with the consent of each participant adversely affected, the Committee may make such changes in the terms and conditions of granted options as it shall deem advisable.

    The purchase price per share of the shares of Common Stock underlying each option granted under the 1996 Stock Option Plan is established by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date of grant, provided that if the optionee is a 10% stockholder of the Company (as defined in Section 422(b)(6) of the Internal Revenue Code of 1986, as amended) at the time such optionee is granted an incentive stock option, the purchase price per share of the shares of Common Stock shall be not less than 110% of said fair market value.

    The 1996 Stock Option Plan provides that, in the event of the dissolution, liquidation or sale of the Company, any merger or reorganization of the Company, or acquisition by any person or group of beneficial ownership of more than 50% of the Company's then outstanding shares of capital stock, the 1996 Stock Option Plan and each outstanding option granted thereunder shall terminate. Upon the happening of such event, each participant under the 1996 Stock Option Plan who is not tendered a substitute option by the entity surviving such event or who does not accept any such substituted option, shall have the right to exercise, in whole or in part, any vested and exercisable options which have not then expired.

    As of June 30, 2000, options to purchase a total of 362,832 shares of Class A Common Stock and 343,157 shares of Class B Common Stock were outstanding under the 1996 Stock Option Plan. Such options have per share exercise prices ranging from $3.47 to $12.07, or a weighted average per share exercise price of $4.42. Expiration dates range from December 2006 to December 2009.

    1998 DIRECTOR STOCK OPTION PLAN. The Company's 1998 Director Stock Option Plan (the "Director Plan") became effective in April 1998 upon adoption by the Board and approval by the stockholders. The Director Plan provides for the grant of nonstatutory stock options to the non-employee members of the Board. A total of 348,000 shares of Class B Common Stock have been reserved for issuance under the Director Plan.

    The purchase price per share of the shares of Common Stock underlying each option granted under the Director Plan shall be the closing sale price of such shares on the date of grant if the Common Stock is listed on any established stock exchange or national market system or the price established by the committee administering the Director Plan, which shall not be less than 100% of the fair market value of the Common Stock on the date of grant.

    The Director Plan provides that, in the event of the dissolution or liquidation of the Company, the merger or sale of all or substantially all assets of the Company requiring shareholder approval, or acquisition by any person or group of beneficial ownership of the securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding shares, any options outstanding under the Director Plan that are not yet exercisable and vested shall become fully exercisable and vested.

    As of June 30, 2000, options to purchase a total of 200,052 shares of Class B Common Stock were outstanding under the Director Plan. Such options have per share exercise prices ranging from $4.50 to $12.08. None of such options have been exercised. Expiration dates for these options range from April 2008 to May 2010. In September 1999, options to purchase 14,993 shares of Class B Common Stock that had been granted to John McDonald were canceled upon Mr. McDonald's resignation from the Board.

                 COMPENSATION COMMITTEE REPORT ON COMPENSATION
                             OF EXECUTIVE OFFICERS

    The Compensation Committee met once during the Company's 2000 fiscal year. Executive compensation for the Company's 2000 fiscal year was paid pursuant to employment agreements previously approved by the Board and pursuant to the Company's existing policies. The general policies of the Compensation Committee are set forth below.

    GENERAL. The Compensation Committee of the Board (the "Committee") administers the Company's executive compensation program. The Committee is composed entirely of directors who are not employees of the Company or a parent or subsidiary of the Company.

    The objective of the Company's executive compensation program is to develop and maintain executive reward programs which (i) contribute to the enhancement of stockholder value, (ii) are competitive with the pay practices of other industry-leading companies and (iii) attract, motivate and retain key executives who are critical to the long-term success of the Company. As discussed below, the Company's executive compensation program consists of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants under the Company's 1996 Stock Option Plan. These elements are designed to operate on an integrated basis and together comprise total compensation value.

    BASE SALARY. Base salary levels for the Company's executives are established to compensate executives for their level of responsibility and management skills.

    ANNUAL CASH INCENTIVES. The annual cash incentive, typically paid as a bonus, is designed to provide a short-term (one-year) incentive. The Company does not adhere to any firmly established formulas for the award of annual cash incentives. Rather, incentive awards are based on the achievement of corporate and individual performance for the year, including subjective factors. The Summary Compensation Table shows annual cash incentives paid to the Named Executive Officers, including the Chief Executive Officer during the Company's 1998, 1999 and 2000 fiscal years.

    STOCK OPTIONS. Stock options are designed to provide long-term incentives and rewards tied to the price of the Common Stock. Given the fluctuations of the stock market, stock price performance and financial performance are not always consistent. The Committee believes that stock options, which provide value to participants only when the Company's stockholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options or shares of stock currently held by an executive is not a factor in determining individual grants, and the Committee has not established any target level of ownership of the Common Stock by its executives. However, retention of shares by executives is encouraged.

    The Company does not adhere to any firmly established formulas for the issuance of options. The Summary Compensation Table shows the options granted to the Named Executive Officers during the Company's 1998, 1999 and 2000 fiscal years.

    In accordance with the provisions of the Plans, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth and share value of the Common Stock.

PERFORMANCE GRAPH

    The line graph below compares the cumulative total return to holders of the Class B Common Stock in the period from July 21, 1998(1) to June 30, 2000, with the cumulative total return in the same period on (i) the NASDAQ Stock Market Index (U.S.) and (ii) a peer group index comprised of nine companies whose returns have been weighted based on market capitalization as of the beginning of each period for which a return is indicated: Beringer Wine Estates
Holdings Inc., Brown-Forman Corporation, The Robert Mondavi Corp., Canandaigua Brands, Inc., The Chalone Wine Group, Ltd., Ravenswood Winery, Inc., Scheid Vineyards and Willamette Valley Vineyards. The graph assumes an investment of $100.00 on July 21, 1998 in the Company and in two comparison indices. "Total return," for purposes of the graph, assumes reinvestment of all dividends.

    The information contained in the performance graph shall not be deemed to be "soliciting materials" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any of the Company's existing shelf registrations or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                       AMONG GOLDEN STATE VINTNERS, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          GOLDEN STATE   NASDAQ STOCK
         VINTNERS, INC.  MARKET (U.S.)  PEER GROUP
7/22/98         $100.00        $100.00     $100.00
6/99             $36.03        $138.31     $103.22
6/00             $24.26        $175.17      $89.57

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

------------------------

(1) The start date, July 21, 1998, is the date on which trading in the Company's Class B Common Stock commenced on the NASDAQ.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In October 1996, as amended in May 1997, the Company agreed to pay an annual fee of $125,000 to Forrest Binkley & Brown Partners L.P., an affiliate of Messrs. Forrest, Brown, Binkley and Wolter and of SBIC Partners, a 5% Stockholder, as compensation for management services to be provided with respect to the Company's operations. In exchange for the annual fee, FBB advises the Company regarding its indebtedness and plans for expansion, and provides assistance to the Company in its fund raising activities and presentations to financial analysts.

    In April 1998, SBIC Partners (a 5% Stockholder and affiliate of Forrest Binkley & Brown Partners L.P. and of Messrs. Forrest, Binkley, Brown and Wolter) and Exeter Equity Partners L.P. and Exeter Venture Lenders, L.P. (collectively, "Exeter" and each an affiliate of Mr. Fox) agreed to certain co-sale rights and rights of first refusal and Mr. O'Neill agreed not to seek to participate in the next registered sale of Class B Common Stock by SBIC Partners and Exeter, if any.

    In April 1998, in connection with its participation in the Company's initial public offering, John Hancock agreed to waive all prepayment penalties due with respect to the Company's repurchase of the shares of Senior Preferred Stock held by John Hancock.

    Mr. O'Neill, in connection with the Company's purchase of all the outstanding stock of Golden State Vintners, a California corporation (the predecessor of the Company), and Mr. Thompson, upon employment with the Company, were granted stock appreciation rights. Effective as of January 1, 1998, the Company and Messrs. O'Neill and Thompson agreed to terminate such stock appreciation rights in exchange for certain compensation and the grant of non qualified stock options, referred to as "Replacement Incentives." Pursuant to such agreement, Messrs. O'Neill and Thompson were entitled to receive
$6.97 million and $1.38 million, respectively. In connection with the issuance of the Replacement Incentives, Messrs. O'Neill and Thompson each received cash payments and promissory notes. As part of the Replacement Incentives, Messrs. O'Neill and Thompson also received options to purchase 649,348 and 145,000 shares of Class B Common Stock, respectively. Upon receipt of the cash payments of $6.97 million and $1.38 million, respectively by Messrs. O'Neill and Thompson, approximately fifty percent of the after-tax cash received by each was used to exercise options and to purchase Company common stock. The required promissory notes' principal amounts were paid by the Company, however, interest under the promissory notes of approximately $370,000 payable by the Company to Messrs. O'Neill and Thompson accrued to the date of the payment of the principal amounts and has not yet been paid. Interest continues to accrue at a 7.5% interest rate. As of June 30, 2000, interest payable under the promissory notes to Messrs. O'Neill and Thompson is approximately $370,000 and $53,000, respectively.

    The Company's directors, other than Mr. O'Neill, have been granted nonqualified stock options under the Director Plan. See "Management--Stock Option Plans--Director Plan."

    The Company has entered into indemnification agreements with its directors. See "Indemnification of Directors and Officers." The agreements require the Company to indemnify such individuals for certain liabilities to which they may be subject as a result of their affiliation with the Company, to the fullest extent permitted by Delaware law.

    The Company believes that the foregoing transactions were in its best interests and on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act ("Section 16") requires the Company's executive officers, directors and beneficial owners of more than 10% of the Company's common stock (collectively, "Insiders") to file reports of ownership and changes in ownership of Common Stock of the Company with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file. The

Company became subject to Section 16 in conjunction with the registration of its common stock under the Exchange Act effective July 21, 1998.

    In November, 1999, Mr. Mullin purchased 14,000 shares of Class B Common Stock at an average price of $3.63 per share. Mr. Mullin's Form 4 disclosure was not filed until December 29, 1999, after the required filing date. Based solely on its review of the copies of such forms received by it, the Company believes that its Insiders have otherwise complied with all applicable Section 16 filing requirements during fiscal 1999.

                              AMENDMENT OF BYLAWS

    Article VIII of the Company's Bylaws authorizes the Board to adopt, amend or repeal bylaws by vote of not less than two-thirds of the directors. At its regular meeting on June 16, 2000, the Board adopted an advance notice bylaw and an electronic proxy bylaw.

    Under the advance notice bylaw, stockholder proposals must be received within a specified time period before filing of the Company's proxy materials for the proposal to be included in the proxy materials. The electronic proxy bylaw authorizes the stockholders to submit proxies via electronic or oral telephonic means. The foregoing summary is qualified in its entirety by the complete text of the newly-adopted bylaws, included as Sections 2.8 and 2.9 in the complete Bylaws of the Company which are affected as EXHIBIT B to the Proxy Statement.

                       RATIFICATION OF APPOINTMENT OF THE
                         COMPANY'S INDEPENDENT AUDITORS
                               (PROXY ITEM NO. 2)

    The Board has reappointed Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 2001, subject to ratification by the stockholders at the Meeting. Deloitte & Touche LLP has been the Company's independent auditor since 1994.

RECOMMENDATION

    The Board recommends a vote "For" ratification and appointment of Deloitte & Touche LLP as the Company's independent auditors.

VOTE REQUIRED

    A majority of affirmative votes of the shares entitled to be voted, in person or by proxy, and voting on this matter is required for approval.

                                 OTHER MATTERS

    The Company does not know of any matter other than those discussed in the foregoing materials contemplated for action at the Meeting. Should any other matter be properly brought before the Meeting, it is the intention of the persons named in the proxies to vote in accordance with the recommendation of the Board to the extent permitted by applicable law. Discretionary authority for them to do so is contained in the proxy.

                              FINANCIAL STATEMENTS

    Stockholders should refer to the Consolidated Financial Statements and Supplemental Data, Management's Discussion and Analysis, and Selected Financial Data set forth in the Company's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on September 28, 2000.

                           SUBMISSION OF STOCKHOLDER
                       PROPOSALS FOR 2001 ANNUAL MEETING

    Any proposal which a stockholder wishes to have presented at the 2001 Annual Meeting and included in the Company's proxy statement for that meeting must be received by the Company, at its principal executive office, 607 Airpark Road, Napa, California 94558, no later than August 31, 2001. Proposals should be addressed to the attention of the Chief Financial Officer of the Company. In order to avoid controversy as to the date on which a proposal was received by the Company, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

    The Bylaws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting of stockholders, the stockholder must provide advance notice of such proposal or nomination. Specifically, the stockholder must give written notice to the Corporate Secretary not less than sixty (60) days nor more than ninety
(90) days prior to the date of the annual meeting. The notice must contain specified information about the proposed business or each nominee and abut the stockholder making the proposal or nomination. In the event that less than seventy (70) days' prior notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be received no later than the close of business on the tenth day following the date on which such notice of the annual meeting date was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Jeffrey J. Brown
                                          Chairman of the Board

Napa, California

                                   EXHIBIT A
                            AUDIT COMMITTEE CHARTER
                          GOLDEN STATE VINTNERS, INC.
                                      AND
                             GOLDEN STATE VINTNERS
                         CHARTER OF THE AUDIT COMMITTEE
                                FEBRUARY 1, 2000

CREATION:

    That the Golden State Vintners, Inc., and Golden State Vintners (collectively "GSV" or the "Company") Audit Committee shall be created as of the date written above and will be comprised of at least three (3) Directors, as designated by the full Board of Directors.

CHAIRMANSHIP:

    The Company's Audit Committee shall be chaired by one of the members of the Audit Committee and selected by the Board. Director Keith R. Fox is appointed as the Chairman of the Audit Committee, effective January 1, 2000.

MEETINGS:

    The Audit Committee shall meet a minimum of three times annually, or more frequently, should circumstances so require. The Chairman of the Audit Committee shall have the authority to determine the time and place of the minimum required meetings, and shall have the authority to call additional meetings, if necessary. The proposed calendar year 2000 meeting schedule and suggested topics is attached hereto as Exhibit 1. All members of the Audit Committee shall possess the financial literacy required to carry out Committee objectives, as stated herein, and as modified from time to time to remain consistent with Security and Exchange Commission ("SEC") and other applicable regulatory and/or accounting changes.

OBJECTIVES OF THE AUDIT COMMITTEE:

    The objectives of the Company's Audit Committee are established as follows:

    (1) Provide assistance to the Board of Directors in fulfilling their oversight responsibilities relating to the Company's financial reporting and internal control structure, including ensuring that information contained in SEC filings is consistent with Company financial statements and that accounting principles and footnote disclosures are appropriate; and

    (2) Oversee the outside independent auditor and internal audit functions of the Company, including discussion with outside independent auditors of any significant findings and management's response(s) thereto; and

    (3) Provide assistance to the Board of Directors in fulfilling their oversight responsibilities relating to the Company's compliance with pertinent laws and regulations, the ethical conduct of its affairs, and the maintenance of effective controls against employee conflict of interest and fraud. Recommended the maintaining or dismissal of the outside independent auditors, obtain written statements of their independence and review all services provided and fees paid for such services.

FUNCTIONS OF THE AUDIT COMMITTEE:

    The major functions of the Audit Committee, in accomplishing the objectives indicated above, are as follows:

    (1) Report to the Board of Directors on Audit Committee activities and recommendations and provide direct access to the outside independent, and internal auditors, by members of the Board; and

    (2) Review annual financial statements, quarterly reports and any other public dissemination of financial information with management and the independent auditors; and

    (3) Fulfill the Audit Committee's oversight responsibilities relating to the Company's financial reporting and the internal control structure through review of audit reports, discussions with the independent and internal auditors, and discussions with executives of the Company; and

    (4) Review the effectiveness of the audit effort and the adequacy of audit procedures through meetings with the independent and internal auditors. The Audit Committee should review the outside independent and internal auditor's audit plans, audit budgets, audit results and actual costs upon completion of the audits each year to ensure cost effectiveness; and

    (5) Ensure that no restrictions are placed on the scope of the examinations of the outside independent and internal auditors or on the implementation of the audits; and

    (6) Review the independence of the outside auditors and recommend the appointment of outside independent auditors for the ensuing year. The actual appointment of the independent auditors shall remain the responsibility of the full Board; and

    (7) Review corporate policies relating to compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud, review officer expense accounts, the use of corporate assets by officers, and assess the impact of any compliance issues brought to the attention of the Audit Committee; and

    (8) Review annually any related party transactions as that term is defined in rules promulgated under the Securities Exchange Act of 1934 in respect to transactions between members of the Board of Directors, Company Officers and the Company.

                                   EXHIBIT 1

                          GOLDEN STATE VINTNER'S, INC.

                                      AND

                             GOLDEN STATE VINTNERS

                       EXPECTED AUDIT COMMITTEE SCHEDULE
                              CALENDAR YEAR BASIS

TOPIC                                                  SEPTEMBER   NOVEMBER   FEBRUARY     MAY
-----                                                  ---------   --------   --------   --------
Annual review of committee charter...................                            X
Annual review of code of conduct and compliance......                 X
Review of annual report/financial/proxy..............      X
Review of external audit results.....................      X
Discussion of D&T management letter..................                 X
Review LIFO/FIFO election............................                                       X
Review of external audit plan/fees...................                                       X
Discussion of quarterly results......................      X          X          X          X
Recommend external audit firm........................      X
Review non-audit services and fees...................      X
Review results of audit of officers' expenses........      X
Review legal/regulatory matters......................                 X
Discussion/review of area of interest................                                       X
Private meeting with D&T.............................      X          X          X          X
Private meeting with General Counsel.................                 X
Executive session....................................      X          X          X          X

                            ------------------------

                                     BYLAWS
                                       OF
                         GOLDEN STATE ACQUISITION CORP.
                             A DELAWARE CORPORATION

                            ------------------------

                                     BYLAWS
                                       OF
                         GOLDEN STATE ACQUISITION CORP.
                        (hereinafter, the "Corporation")

                                   ARTICLE I
                                    OFFICES

    SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained at the office of UNITED CORPORATE SERVICES, INC., IN THE CITY OF DOVER, IN THE COUNTY OF KENT, IN THE STATE OF DELAWARE, and said corporation shall be the registered agent of the Corporation in charge thereof.

    SECTION 1.2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    SECTION 2.1. ANNUAL MEETINGS. Annual meetings of stockholders for the purpose of electing directors and of transacting such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

    If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

    SECTION 2.2. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or by the laws of the State of Delaware.

    A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    SECTION 2.3. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the outstanding shares of each class of stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

    SECTION 2.4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be held at any time upon call of the Chairman of the Board, if any, the President, the Secretary, or a majority of the Board of Directors, at such time and place as may be stated in the notice. A special meeting of the stockholders may be called by the President or the Secretary upon the written request, stating time, place, and the purpose or purposes of the meeting of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.

    SECTION 2.5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given by the President, any Vice President, the Secretary or an Assistant Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

    SECTION 2.6. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

    SECTION 2.7. ADJOURNMENT. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    SECTION 2.8. ADVANCE NOTICE REQUIREMENTS FOR PROPOSAL OF BUSINESS. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.8 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 2.8.

    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

    To be timely, stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy
(70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

    To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.8; PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.8 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

    SECTION 2.9. PROXIES. Every person entitled to vote shall have the right to do so either in person or by written, electronic or oral telephonic proxy signed by such person and filed with the secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy by the stockholder, or by his or her attorney in fact (whether by manual signature, typewriting, electronic or oral telephonic transmission, or otherwise; PROVIDED, HOWEVER, that a proxy transmitted by oral telephonic transmission must be submitted with information from which it may be determined that the proxy was authorized by the stockholder). A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) it is revoked by the person executing it prior to the vote pursuant to that proxy by a signed writing or electronic or oral telephonic transmission delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy unless otherwise provided in the proxy.

                                  ARTICLE III
                                   DIRECTORS

    SECTION 3.1. NUMBER AND TERM OF OFFICE. The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be between six and ten. The directors shall be elected at the annual meeting of the stockholders, and each director shall serve (subject to the provisions of Sections 3.2, 3.3 and 3.4 of these Bylaws) until the next annual meeting of stockholders and until his respective successor shall be elected and qualified. Directors need not be stockholders.

    SECTION 3.2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

    SECTION 3.3. VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

    SECTION 3.4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

    Unless the Certificate of Incorporation otherwise provides, stockholders may effect removal of a director who is a member of a classified Board of Directors only for cause. If the Certificate of Incorporation provides for cumulative voting and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

    If the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

    SECTION 3.5. INCREASE OF NUMBER OF DIRECTORS. The number of directors may be increased by amendment of these Bylaws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

    SECTION 3.6. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.

    SECTION 3.7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

    Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, these Bylaws, or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

    SECTION 3.8. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

    Regular meetings of the Board of Directors may be held without notice at such place and time as shall be determined from time to time by the Board.

    Special Meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or by a majority of the directors then in office.

    SECTION 3.9. TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    SECTION 3.10. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

    SECTION 3.11. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

    SECTION 3.12. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

                                   ARTICLE IV
                                    OFFICERS

    SECTION 4.1. OFFICERS. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any person may hold at one time two or more offices.

    SECTION 4.2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    SECTION 4.3. CHAIRMAN OF THE BOARD. The Board of Directors may elect one of their members to be chairman of the Board of Directors (the "Chairman"). The Chairman shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

    SECTION 4.4. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

    SECTION 4.5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

    SECTION 4.6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

    The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

    SECTION 4.7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

    SECTION 4.8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                   ARTICLE V
                                 CAPITAL STOCK

    SECTION 5.1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, President or Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures may be facsimiles.

    SECTION 5.2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

    SECTION 5.3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

    SECTION 5.4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any charge, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 5.5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

                                   ARTICLE VI
                                 MISCELLANEOUS

    SECTION 6.1. CORPORATE SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL" and "DELAWARE." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    SECTION 6.2. FISCAL YEAR. The fiscal year of the Corporation shall begin on the 1st day of January in each year and terminate on the 31st day of December in such year or as shall otherwise be determined from time to time by the Board of Directors.

    SECTION 6.3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

    SECTION 6.4. NOTICES AND WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation, or these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

    Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent thereto.

    SECTION 6.5. STOCK OF OTHER CORPORATIONS OR OTHER INTERESTS. Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and power incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

                                  ARTICLE VII
                                   AMENDMENTS

    The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the Bylaws of the Corporation by vote of not less than two-thirds of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the Bylaws by vote of not less than two-thirds of the entire Board of Directors. However, any Bylaws adopted by the Board may be amended or repealed by vote of the holders of two-thirds of the shares entitled at the time to vote for the election of directors.

                          GOLDEN STATE VINTNERS, INC.

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT
Dear Stockholder:

    Regardless of whether you plan to attend the 2000 Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                                           Thank you,
                                           Corporate Secretary

                                     PROXY
                          GOLDEN STATE VINTNERS, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             for Annual Meeting of Stockholders, November 15, 2000

    The undersigned, stockholder(s) of Golden State Vintners, Inc. do(es) hereby appoint the corporation's Secretary and President, and each of them, proxies, each with full power of substitution, for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of Golden State Vintners, Inc., to be held on November 15, 2000, and at any and all postponements or adjournments thereof, to vote all shares of capital stock held by the undersigned, with all powers that the undersigned would possess if personally present, on each of the matters referred to herein.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF MANAGEMENT'S DIRECTOR-NOMINEES, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

                               FOR ALL                 AGAINST ALL
                               NOMINEES                 NOMINEES
1.  ELECTION OF DIRECTORS        / /                       / /
    Nominees:                    FOR       AGAINST       ABSTAIN                              FOR       AGAINST
    Jeffrey J. Brown             / /         / /           / /         Keith R. Fox           / /         / /
    Jeffrey B. O'Neill           / /         / /           / /         W. Scott Hedrick       / /         / /
    Nicholas B. Binkley          / /         / /           / /         Peter W. Mullin        / /         / /
    Greg J. Forrest              / /         / /           / /         Douglas R. Wolter      / /         / /
2.  Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's              / /         / /
    independent auditors for the fiscal year ending June 30, 2001.
3.  In their discretion, upon such other matters as may properly come before the meeting      / /         / /
    and any postponement(s) or adjournment(s) thereof.

1.  ELECTION OF DIRECTORS
    Nominees:                  ABSTAIN
    Jeffrey J. Brown             / /
    Jeffrey B. O'Neill           / /
    Nicholas B. Binkley          / /
    Greg J. Forrest              / /
2.  Proposal to ratify the a     / /
    independent auditors for
3.  In their discretion, upo     / /
    and any postponement(s)

                                       / / MARK HERE FOR ADDRESS CHANGE AND NOTE
                                           AT LEFT

                                       / / MARK HERE IF YOU PLAN TO ATTEND THE
                                           ANNUAL MEETING (You may still submit
                                           this proxy)

                                       Signature _______________________________

                                       Dated _____________________________, 2000

                                       Signature _______________________________

                                       Dated _____________________________, 2000
                                       (This Proxy should be marked, dated and
                                       signed by the stockholder(s) exactly as
                                       his or her name appears hereon and
                                       returned promptly in the enclosed
                                       envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)